UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Così, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COSÌ, INC.
1751 LAKE COOK ROAD, 6th FLOOR
DEERFIELD, ILLINOIS 60015

April 18, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Così, Inc. (“Così” or the “Company”), which will be held on May 14, 2007, commencing at 3:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015.

At the annual meeting, you will be asked to consider and vote upon the election of two directors, and to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

Each of these proposals is more fully described in the notice of meeting and Proxy Statement that follows.

We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Form 10-K for the fiscal year ended January 1, 2007, is being provided to each of the Company’s stockholders with this Proxy Statement. Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015, Attention: Investor Relations.

On behalf of the officers, directors and employees of Così, I would like to express the Company’s appreciation for your continued support.

Sincerely,

William D. Forrest
Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2007
PROXY STATEMENT
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
NOMINATION PROCESS
COMPENSATION OF DIRECTORS
2006 Director Compensation
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION
GRANTS OF PLAN-BASED AWARDS(1)
Outstanding Equity Awards at Fiscal Year-End 2006
2006 Option Exercises and Stock Vested
OPTION EXERCISES AND STOCK VESTED
Pension Benefits
Non-Qualified Deferred Compensation
Potential Costs Upon Change-in-Control or Termination of Employment
ESTIMATED PAYMENTS AND BENEFITS FOLLOWING A CHANGE IN CONTROL
ESTIMATED BENEFITS UPON TERMINATION WITHOUT CAUSE (OTHER THAN FOLLOWING CHANGE-IN-CONTROL)
EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION(1)
TRANSACTIONS WITH RELATED PERSONS
INDEMNIFICATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
II. RATIFICATION OF AUDITORS
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FINANCIAL STATEMENTS
SOLICITATION OF PROXIES
STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING
EXHIBIT A
BOARD OF DIRECTOR CANDIDATE GUIDELINES

COSÌ, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2007

To the Stockholders of Così, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Così, Inc., a Delaware corporation (“Così” or the “Company”), will be held on May 14, 2007, commencing at 3:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

1. To elect two directors to serve for a three-year term expiring at the 2010 Annual Meeting of Stockholders.

2. To consider and ratify BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To consider and act upon such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 6, 2007, as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,
COSÌ, INC.

William E. Koziel
Secretary

Dated: April 18, 2007
Deerfield, Illinois

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

COSÌ, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2007

This Proxy Statement is furnished by the Board of Directors of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us”, or “our”), in connection with the solicitation of proxies to be voted at our 2007 Annual Meeting of Stockholders and at any adjournment or postponement (the “Annual Meeting”). Our Annual Meeting will be held on May 14, 2007, commencing at 3:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Notice of Annual Meeting, Proxy Statement, and the accompanying Proxy Card are being mailed to stockholders of Così on or about April 20, 2007.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of the proposal or against, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

If no direction is given on a proxy with respect to a proposal, the proxy will be voted “FOR” the slate of directors described below under “ELECTION OF DIRECTORS” and “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the current year. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

A stockholder who has given a proxy may revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board of Directors has fixed the close of business on April 6, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company’s common stock as of April 6, 2007, will be entitled to one vote for each share held. On April 6, 2007, there were 40,113,039 shares of common stock outstanding and entitled to vote.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm.

An abstention with respect to any proposal other than the election of directors will be counted as present for purposes of determining the presence of a quorum but will have the practical effect of a negative vote as to that proposal. Brokers who do not receive stockholder voting instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner’s failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining a quorum but will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of April 6, 2007, the following are the only entities (other than the Company’s employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock.

	Shares of		Percent of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned		Owned(1)

U.S. Bancorp	2,874,570	(2)	7.17%
FAF Advisors, Inc.
800 Nicollet Mall
Minneapolis, MN 55402
Mellon Financial Corporation	3,771,516	(3)	9.40%
One Mellon Bank Center
500 Grant Street
Pittsburgh, PA 15258-001
Richard W. Shea, Jr.	4,600,370	(4)	11.47%
c/o Vardon Capital
Management, LLC
120 West 45th Street, 17th Floor
Floor New York, New York 10036
ZAM Holdings, L.P.	5,058,774	(5)	12.47%
c/o PBK Holdings, Inc.
283 Greenwich Avenue
Greenwich, Connecticut 06830

(1)	Ownership percentages are based on 40,113,039 shares of common stock outstanding as of April 6, 2007. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 6, 2007.

(2)	This information is based on Schedule 13G filed with the SEC on January 31, 2007, by U.S. Bancorp, the parent holding company, and FAF Advisors, Inc., a registered investment advisor. According to the Schedule 13G, each of U.S. Bancorp and FAF Advisors, Inc. beneficially owns 2,874,570 shares, and has sole voting power over 2,846,249 shares, sole dispositive power over 2,862,717 shares, and shared dispositive power over 11,853 shares.

(3)	This information is based on Schedule 13G/A filed with the SEC on February 14, 2007, by Mellon Financial Corporation, the parent holding company, and The Boston Company Asset Management, LLC, a registered investment advisor. According to the Schedule 13G/A: Mellon Financial Corporation beneficially owns 3,771,516 shares, and has sole voting power over 3,084,735 shares, shared voting power over 482,050 shares, sole dispositive power over 3,289,466 shares, and shared dispositive power over 482,050; and, The Boston Company Asset Management, LLC beneficially owns 1,839,003 shares, and has sole voting power over 1,658,753 shares, and sole dispositive power over 1,839,003 shares.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2007, by (i) Vardon Partners, L.P., a Delware limited partnership; (ii) Vardon Partners II, L.P., a Delaware limited partnership; (iii) Vardon Focus Fund, L.P., a Delaware limited partnership; (iv) Vardon Focus Fund II, L.P., a Delaware limited partnership; (v) Vardon Continuum Fund, L.P. (formerly known as Vardon Hybrid Fund, L.P.) , a Delaware limited partnership (together the “Domestic Funds”); (vi) Vardon International, Ltd., a Cayman Islands exempted company; (vii) Vardon International BP, Ltd., a Cayman Islands exempted company; (viii) Vardon Focus Fund International, Ltd., a Cayman Islands exempted company; (ix) Vardon Focus International BP, Ltd., a Cayman Islands exempted company (together the “Offshore Funds”); (x) Vardon Capital, L.L.C., a Delaware limited liability company (“VC”), with respect to shares of Common Stock held in the Domestic Funds; (xi) Vardon Capital Management, L.L.C., a Delaware limited liability company, an SEC registered Investment Adviser (“VCM”), with respect to shares of Common Stock held in the accounts of the Domestic Funds, Offshore Funds and certain other separate account clients managed by VCM (the “Managed Accounts”, and together with the Domestic Funds and Offshore Funds, the “Advisory Clients”) for which VCM serves as the investment manager and (xii) Richard W. Shea, Jr. (“Mr. Shea”), the sole managing member of VC and VCM, with respect to shares of Common Stock deemed to be beneficially owned by VC and VCM. According to the Schedule 13G/A: Vardon Capital, LLC, Vardon Partners, L.P., Vardon Partners II, L.P., Vardon International, Ltd., Vardon International BP, Ltd., Vardon Focus Fund, L.P., Vardon Focus Fund II, L.P., Vardon Focus Fund International, Ltd., Vardon Focus Fund International BP, Ltd., and Vardon Continuum Fund, L.P., collectively beneficially own and have shared voting and shared dispositive power over, 4,303,940 shares; Vardon Capital Management, LLC and Richard W. Shea, Jr. collectively beneficially own and have shared voting and shared dispositive power over 4,600,370 shares.

(5)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2007, by ZAM Holdings, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, and Philip B. Korsant. According to the Schedule 13G/A, ZAM Holdings, L.P., PBK Holdings, Inc., and Philip B. Korsant collectively beneficially own and have shared voting and shared dispositive power over 5,058,774 shares, which includes 439,710 shares of additional common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share.

The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of the Company’s common stock was based on a review of the Company’s internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Security Ownership of Management

The following table sets forth certain information regarding ownership of common stock as of April 6, 2007, by (i) each of the members of the Company’s Board of Directors, (ii) each of the Company’s executive officers named in the “Summary Compensation Table” under “Executive Compensation” below, and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

	Shares of		Percent of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name (1)	Owned		Owned(2)

Robert Merritt	202,844		*
William D. Forrest	1,523,632	(3)	3.76%
William Koziel	167,163	(4)	*
Edward Backus	145,987		*
Gilbert Melott	247,692	(5)	*
Patrick Donnellan	70,351	(6)	*
Kevin Armstrong	860,636	(7)	2.11%
Creed L. Ford, III	281,322		*
Eli Cohen	—		*
Mark Demilio	12,414		*
Michael O’Donnell	2,844		*
All directors and executive officers as a group (15 persons)(8)	3,767,929	(8)	9.09%

*	Represents less than 1%.

(1)	Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

(2)	Ownership percentages are based on 40,113,039 shares of common stock outstanding as of April 6, 2007, and shares represented by options and warrants that are exercisable on or before June 6, 2007. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 6, 2007.

(3)	Includes 428,636 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $3.14. Also includes 523,546 shares of restricted stock held by Forrest Family LLC.

(4)	Includes 49,482 shares of common stock issuable upon exercise of outstanding options at weighted average exercise price of $4.86 per share.

(5)	Includes 112,273 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $3.05 per share.

(6)	Includes 22,015 options at a weighted average exercise price of $5.56 per share. Also includes 2,000 shares held jointly with his spouse.

(7)	Represents 708,636 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.07.

(8)	These 15 persons include all current members of the Company’s Board of Directors and the executive officers detailed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.

CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

General.  Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our Bylaws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. It is not, however, involved in the operating details on a day-to-day basis. Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. Our Board is kept advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them, and by participating in Board and Board Committee meetings.

Board Size.  The Board’s optimum size is five to ten members. The Nominating/Corporate Governance Committee, in consultation with the Chairman and the CEO, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating/Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

Terms and Term Limits.  The Board is divided into three classes serving staggered three-year terms. The Board does not favor term limits for directors but believes that it is important to monitor overall Board performance.

Committees.  It is the general policy of the company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-owned company. Currently, these committees are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. The members of these committees are recommended to the Board by the Nominating/Corporate Governance Committee in consultation with the CEO. The committees are comprised solely of independent directors. The membership of these three committees is rotated from time to time. The current members of each of these committees are identified below under the heading “Board Committees”.

Board Functions

Meeting Schedule.  The Board sets the annual schedule of Board and Committee meetings. Our Board holds a minimum of four regular meetings per year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Committee meeting schedules are recommended by each Committee in order to meet the responsibilities of that Committee.

Senior Management Presence.  At the invitation of the Board, members of senior management recommended by the Chairman and Chief Executive Officer attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

Director Access to Management and Corporate and Independent Advisors.  Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

Director Attendance.  The Board held four regularly scheduled board meetings in 2006. All directors attended 75% or more of the Board meetings during the time period in which they were directors. Each director attended 75% or more of the Committee meetings on which such director served during 2006. In addition, the Board encourages all of its directors to attend the Company’s Annual Meetings. Five directors attended the 2006 Annual Meeting.

Board and Committee Self-Evaluation.  The Board, and each Committee, are required to conduct a self-evaluation of their performance at least annually.

Independence

It is the policy of the Company that the Board consist of a majority of independent directors, who shall satisfy the independence requirements of the Nasdaq Marketplace Rules.

The Board has affirmatively determined that four of its six directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are “independent” as defined by the listing standards of The Nasdaq Global Market (“Nasdaq”) and all applicable rules and regulations of the SEC. The four independent directors are Eli Cohen, Mark Demilio, Creed L. Ford, III, and Michael O’Donnell. Until his appointment on March 12, 2007 as the Company’s Interim Chief Executive Officer and President, Robert Merritt was an independent director.

Executive Sessions

The independent directors meet without any management directors or employees present at least twice each year in executive sessions.

Corporate Governance Principles

The Board adopted Corporate Governance Principles that, along with the charters of the Board Committees, provide the framework for the governance of the Company. The Board’s Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time, and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company’s website at www.getcosi.com.

Board Committees

The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of each committee as of April 2007 and the function of each committee are described below.

	Audit	Compensation	Nominating/Corporate
Director	Committee(1)	Committee(2)	Governance Committee(3)

William D. Forrest
Eli Cohen		X	X *
Mark Demilio	X **		X
Creed L. Ford, III	X
Robert Merritt
Michael O’Donnell	X	X *

*	Chair

**	Chair and “Audit Committee Financial Expert”

(1)	During fiscal 2006, the Audit Committee was comprised of Mark Demilio (Chair), Creed L. Ford, III, and Robert Merritt. Mr. Merritt resigned from the Audit Committee in March 2007 when he was appointed Interim Chief Executive Officer and President. Michael O’Donnell was appointed to the Audit Committee in March 2007 to replace Mr. Merritt.

(2)	From January 2006 until March 2006, the Compensation Committee was comprised of Eli Cohen (Chair), Edna Morris, and Terry Diamond. Upon the resignations of Edna Morris and Terry Diamond from the Board and the Compensation Committee in March 2006, Messrs. Merritt and O’Donnell were appointed to the Compensation Committee, and Mr. O’Donnell was named Chair. Mr. Merritt resigned from the Compensation Committee in March 2007 when he was appointed Interim Chief Executive Officer and President.

(3)	From January 2006 until March 2006, the Nominating/Corporate Governance Committee was comprised of Edna Morris (Chair), Terry Diamond, and Eli Cohen. Upon the resignations of Edna Morris and Terry Diamond from the Board and the Nominating/Corporate Governance Committee in March 2006, Messrs. Merritt and Demilio were appointed to the Nominating/Corporate Governance Committee, and Mr. Merritt was named

Chair. Mr. Merritt resigned from the Nominating/Corporate Governance Committee, and as Chair of the Committee, in March 2007 when he was appointed as Interim Chief Executive Officer and President. Mr. Cohen was named Chair of the Nominating/Corporate Governance Committee.

Audit Committee.  The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company’s internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit, and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Company’s Amended and Restated Audit Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Audit Committee has procedures in place to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. Demilio, Ford, and O’Donnell. The Board has determined that each member meets the independence requirements set forth by Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Mr. Demilio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations and has therefore been named Chairman of the Audit Committee.

The Audit Committee met five times in fiscal 2006. The Audit Committee Report appears on page 15.

Compensation Committee.  The principal functions of the Compensation Committee include, without limitation, (i) annually evaluating the performance of the Executive Chairman and the Chief Executive Officer, (ii) reviewing and approving the compensation of the Executive Chairman and the Chief Executive Officer, (iii) reviewing and approving the compensation of all other senior executives, and (iv) implementing incentive programs, including the Company’s stock incentive plans. The Company’s Compensation Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Compensation Committee meets at least annually with the Executive Chairman and CEO while it is determining the annual and long-term performance goals and compensation levels for such executive officers. Both the goals and the Compensation Committee’s evaluation of the Executive Chairman’s and CEO’s respective performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or executive session. Compensation decisions for the Executive Chairman and CEO must be determined and approved by the Compensation Committee in executive sessions. The Compensation Committee also meets with each of the Executive Chairman and CEO to review its evaluation of his or her performance against such goals.

The CEO meets at least annually with each of the other named executive officers while he is determining the annual and long-term performance goals and compensation levels for each. The CEO then submits compensation recommendations to the Compensation Committee, along with the goals and evaluation of the other named executive officers’ respective performance against such goals, for consideration by the independent directors of the Board at a meeting or in executive session. The Compensation Committee also meets with the CEO to review his recommendations and evaluation of the other named executive officers’ respective performance against such goals.

The Compensation Committee may form and delegate authority to subcommittees to perform its duties when appropriate. No such delegation was made in 2006. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation. The Compensation Committee did not retain any independent compensation consultants in 2006.

The current members of the Compensation Committee are Messrs. O’Donnell and Mr. Cohen, with Mr. O’Donnell serving as the Chair. The Board has determined that each member of the Compensation Committee is a “Non-Employee Director” as defined in the Securities Exchange Act of 1934, as amended, and meets the independence requirements set forth by Nasdaq and the “outside director” requirements of Section 162(m) of the

Internal Revenue Code. The Compensation Committee met two times in fiscal 2006. The Compensation Committee Report appears on page 16.

Nominating/Corporate Governance Committee.  The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Committees. The Company’s Nominating/Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The current members of the Nominating/Corporate Governance Committee are Messrs. Demilio and Mr. Cohen, with Mr. Cohen serving as the Chair. The Nominating/Corporate Governance Committee formally met two times in fiscal 2006.

Stockholder Communications

Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, or to the whole Board, care of the Company’s Secretary. The Company’s Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

Code of Conduct and Ethics

All directors, officers, and employees must act ethically at all times and in accordance with the Company’s Code of Conduct and Ethics. This code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.getcosi.com.

NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “Committee”) identifies individuals that the Committee believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of the Company’s stockholders, and are evaluated for their character, judgment, business experience, and acumen. Pursuant to the Board of Director Candidate Guidelines, the Committee will consider and evaluate director candidates based upon certain minimum qualifications as set forth in Exhibit A hereto.

After identifying the qualified individuals and conducting interviews, as appropriate, the Committee will recommend the selected individuals to the Board for election at an annual meeting. In the event there is a vacancy on the Board between such stockholders’ meetings, the Committee will recommend one or more of the qualified individuals for appointment to the Board.

The Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating Committee

The Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address, and principal occupation or employment during the past five years. Stockholders should send the required information to: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

In order for a recommendation to be considered by the Committee for the 2008 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m. local time on December 18, 2007. Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company. The Company’s Secretary will send properly submitted stockholder recommendations to the Committee for consideration at a future Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.

Stockholder Nominations

In addition, the Company’s Amended and Restated By-laws (the “By-laws”) permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s By-laws, which were filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the period ended December 30, 2002, and can also be obtained, without charge, upon written request to the Company’s Secretary, whose address is: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015. The By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 16, 2007, nor later than January 15, 2008.

COMPENSATION OF DIRECTORS

Annual compensation for independent directors for 2006 was comprised of cash compensation and equity compensation, which consisted of shares of restricted stock. Each of these components is described in more detail below. Employee directors do not receive any compensation in connection with their director service.

The following table summarizes the compensation paid to our independent directors for service on the Company’s Board during 2006:

2006 Director Compensation

	Director Compensation
	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($) (1)(2)	($)

Mark Demilio	31,000	25,000	56,000
Creed Ford III	17,000	25,000	42,000
Michael O’Donnell	15,000	25,000	40,000
Robert Merritt	25,000	25,000	50,000
Edna Morris	2,000		2,000
Terry Diamond	3,000		3,000

(1)	Each non-employee director is awarded restricted common stock in the amount of $25,000 pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The value of the stock awards include all amounts expensed in the Company’s financial statements in 2006 for equity awards pursuant to FAS 123R. The Company’s accounting treatment for equity awards is set forth in Note 10 (Share-Based Employee Compensation) to the Company’s 2006 Consolidated Financial Statements. As of the end of fiscal 2006, there were no outstanding stock or stock option awards for non-employee directors.

(2)	On May 15, 2006 each of the non-employee directors was awarded 2,844 shares of the Company’s common stock. The fair value of the award on the award date was $8.79 per share.

Description of Independent Director Compensation

The Nominating/Corporate Governance Committee and the Compensation Committee annually review the compensation of directors.

During 2006, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as described below. Messrs. Demilio, Ford, O’Donnell, Merritt and Diamond and Ms. Morris were independent directors during fiscal 2006. As Executive Chairman and as Chief Executive Officer and President of the Company, William Forrest and Kevin Armstrong, respectively, were not compensated for serving as a director on the Board during 2006.

The Company pays the following cash compensation in quarterly payments during the fiscal year. The Company awards the restricted stock on the date of the Company’s annual meeting of stockholders.

Annual Board Retainer	$10,000
Audit Committee Chair Retainer (in addition to Annual Board Retainer)	$10,000
Board Meeting Attendance Fees (per meeting)	$2,000
Telephonic Conference Attendance Fees (per telephonic meeting)	$1,000
Annual Stock Grant	Value equal to $25,000

Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan

A total of 250,000 shares of common stock have been reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. Shares subject to unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. The Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic and non-discretionary grants of shares of common stock to non-employee directors, (ii) grants of non-qualified stock options to non-employee directors, and (iii) grants of stock appreciation rights (“SARs”) to non-employee directors. The Compensation Committee has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised, and whether all of the options or SARs may be exercised at one time or in increments; provided, however, that the purchase price of shares subject to a non-qualified stock option shall not be less than 85% of the fair market value of a share of common stock on the grant date. The Board does not have the authority, discretion, or power to select the directors who will receive shares of common stock or determine the terms of the awards of shares of common stock to be granted pursuant to the plan, the number of shares of common stock to be issued under the plan, or the time at which such awards of shares of common stock are to be granted. Under the terms of the plan, each independent director annually receives an automatic and non-discretionary grant of the Company’s common stock. Each optionee under the plan may exercise any unexpired options or SARs following a change in control of Così, a sale of substantially all of the assets of Così, or shareholder approval of the dissolution of Così. As of April 6, 2007, a total of 59,226 shares of common stock have been granted to non-employee directors pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan.

Chairman of The Board

Pursuant to his Employment Agreement dated December 12, 2005, William Forrest served as Executive Chairman of the Board until December 31, 2006. While serving as Executive Chairman of the Board, Mr. Forrest was paid an annual base salary in a gross amount equal to one hundred percent (100%) of the gross salary payable by the Company to our CEO, which was $350,000 in 2006. For fiscal 2006, Mr. Forrest was also eligible for an annual cash bonus equal to the annual cash bonus payable by the Company to our CEO. Mr. Forrest is not eligible for an annual cash bonus for any period after December 31, 2006. In lieu of the annual stock grant provided to other Board members, Mr. Forrest is eligible to receive up to 50,000 restricted shares of the Company’s common stock in each of 2006 and 2007 at such times as grants are made to senior executives of Cosi generally, with the exact number of shares to be determined by the Compensation Committee based on the Company’s attainment of performance criteria established by the Compensation Committee in consultation with the Company’s management. Based on the Company’s results against the targeted performance criteria, no shares were granted to Mr. Forrest in 2007 for 2006 performance.

Commencing January 1, 2007, Mr. Forrest began serving as non-executive Chairman of the Board. So long as he serves as non-executive Chairman of the Board, Mr. Forrest will be paid an annual Board retainer equal to three times the normal annual retainer paid to independent directors, or $30,000. He is paid for any Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he is also reimbursed for out-of-pocket expenses incurred in connection with his service as a director.

While serving as non-executive Chairman of the Board, Mr. Forrest will make himself available to provide counsel to senior management of the Company. When the scope of such counsel is beyond that which would ordinarily be provided by a Chairman of the Board in connection with such role and the duration of such counsel is material, as determined by the CEO and approved by the Chairman of the Compensation Committee, Mr. Forrest will be eligible for the payment of an amount equal to a director meeting fee, either telephonic ($1,000) or in-person ($2,000), as appropriate, provided that the total of all payments by the Company to Mr. Forrest will not exceed $200,000 in any calendar year during which he serves as non-executive Chairman of the Board.

I.	ELECTION OF DIRECTORS

The Company’s By-laws provide that the Company’s Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight. Directors in each class are elected for three-year terms in staggered years.

In March 2006, two of our directors resigned. We successfully filled one of the resulting vacancies with a new highly qualified director, Michael O’Donnell; and, at the 2006 Annual Meeting of Stockholders, he was elected to the class of directors whose terms expire in 2009. Our Nominating/Corporate Governance Committee continues to review other candidates to fill this vacancy.

On March 12, 2007, Kevin Armstrong resigned as the Company’s CEO, President and director due to health reasons. The Board of Directors appointed Robert Merritt, a director of the Company since October 2005, as Interim Chief Executive Officer and President of the Company until a successor for Mr. Armstrong is identified. Mr. Merritt will continue to serve as a director during this time. The Board of Directors has appointed a search committee to commence a process to select and appoint a permanent CEO and President, who will also serve as a member of the Board of Directors of the Company.

As a result of these vacancies, the Board currently consists of only six directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

The terms of Mark Demilio and Creed L. Ford, III expire this year. Messrs. Demilio and Ford have been nominated by the Board for a term of three years expiring at the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each of Messrs. Demilio and Ford is presently a director of the Company and has consented to be named as a nominee and to serve as a director if elected. Should any of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.

The Board of Directors recommends a vote “FOR” the election of the nominees named above.

Information about the Nominees, the Continuing Directors and Executive Officers

The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così

DIRECTORS WHOSE TERMS EXPIRE IN 2007:
Mark Demilio	51	Director
Creed L. Ford, III	54	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN IN 2008:
Eli Cohen	34	Director
William D. Forrest	46	Chairman and Director
Robert Merritt	55	Interim Chief Executive Officer and President, and Director
CONTINUING DIRECTOR WHOSE TERM EXPIRES IN IN 2009:
Michael O’Donnell	51	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
William Koziel	49	Chief Financial Officer, Treasurer, and Secretary
Gilbert Melott	43	Chief People Officer
Edward Backus	51	Executive Vice President and Chief Development Officer
Christopher Ames	43	Chief Operating Officer
Christopher Carroll	50	Executive Vice President and Chief Marketing Officer
Patrick Donnellan	35	Vice President of Strategy and International Business Development
Maggie Martensen	36	Controller
Vicki J. Baue	48	Vice President and General Counsel, Chief Legal Officer and Chief Compliance Officer

Robert S. Merritt, Interim Chief Executive Officer and President and Director.  As of March 12, 2007, Mr. Merritt was appointed the Company’s Interim Chief Executive Officer and President. Mr. Merritt has been a director of the Company since October 2005. In 2005, Mr. Merritt retired from Outback Steakhouse, Inc., where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991. From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB’s Restaurants, Inc., a restaurant operator. From 1985 to 1988, he was Vice President of Finance for JB’s Restaurants. From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer. He received his B.B.A. in Accounting from George Washington University.

William Koziel, Chief Financial Officer.  William Koziel was appointed Chief Financial Officer and Secretary / Treasurer of the Company in August 2005 and was Controller from August 2004 until August 2005. He has over 10 years of executive finance and accounting experience in the retail industry, more than nine of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President and Controller of Galyan’s Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan’s, Mr. Koziel served as Vice President and Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian

Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.

Edward Backus, Executive Vice President and Chief Development Officer. Mr. Backus was appointed Executive Vice President and Chief Development Officer in November 2006. From November 2005 to November 2006, Mr. Backus served as an independent consultant to the Company, providing franchise sales consulting services. Prior to joining the Company, Mr. Backus was Senior Vice President of Business Development at Pepsico Food Service in Purchase, New York from June 1983 to July 2005. Mr. Backus received a BA degree in History from Columbia University in 1977.

Christopher Ames, Chief Operating Officer.  Mr. Ames began serving as the Company’s Chief Operating Officer as of December 4, 2006. Prior to joining the Company, from October 2005 to December 2006, Mr. Ames was Executive Vice President of The Patina Group in Los Angeles, California. From June 2004 to August 2005, he was Vice President of Operations with Elephant Bar Restaurant in Los Angeles, California, and from January 1992 to March 2004, he was Vice President of Operations with California Pizza Kitchen in Los Angeles, California. Mr. Ames received a BA degree in Political Science from California State University in 1987.

Christopher Carroll, Executive Vice President and Chief Marketing Officer. Mr. Carroll was appointed Executive Vice President and Chief Marketing Officer in May 2006. Prior to joining, from September 1999 to September 2005, he was Senior Vice President and Director of Worldwide Marketing for Subway Franchise Advertising Fund Trust in Milford, Connecticut. Mr. Carroll received a degree in Management Science from Manhattan College in 1980.

Gilbert Melott, Chief People Officer.  Mr. Melott was appointed as the Company’s Chief People Officer in November 2006. Prior to that, Mr. Melott was Vice President of Operations and People from February 2004 to November 2006, and he was Vice President of People from December 2001 to February 2004. From December 1995 to November 2001, Mr. Melott was Executive Director of Training and Vice President of People, Process and Education at Bennigan’s. Prior to joining Bennigan’s, Mr. Melott was a Division Director of Human Resources at Sheraton Holding Corporation in Boston, Massachusetts, and spent four years as Divisional Training and Development Manager at TGI Friday’s. Mr. Melott is a nationally recognized expert in generational workplace studies and recipient of Industry of Choice awards for achievement in training and education. Mr. Melott received a Bachelor of Science degree in Marketing and Organizational Communication from Fordham University in 1985.

Patrick Donnellan, Vice President of Strategy and International Business Development.  Mr. Donnellan was appointed Vice President of Strategy and International Business Development in November 2006. He was Vice President of Business Development from November 2004 to November 2006 and was Vice President of Development Strategy from July 2004 to November 2004. Prior to joining the Company, Mr. Donnellan was a principal with the New York office of Booz Allen Hamilton, Inc., where he worked from 1998 to 2004. While with Booz Allen Hamilton, Mr. Donnellan assisted a number of Fortune 500 clients in developing and implementing business strategies, including a fundamental transformation of a consumer products company, a corporate strategy and market strategy for a major aerospace manufacturer, innovation effectiveness and efficiency for consumer goods’ companies, and a sales force restructuring for an electronics manufacturer. He received a MSIA (MBA) from Carnegie Mellon University in 1998 and BS in Economics from Bates College in 1994.

Maggie Martensen, Controller.  Maggie Martensen was appointed Controller of the Company in September 2005, and was Assistant Controller from November 2004 to September 2005. Prior to joining the Company, Ms. Martensen was at Near North National Group, an insurance brokerage firm, where she served as the Director of Finance for a wholly-owned subsidiary from January 2000 to July 2002 and as Director of Financial Reporting for Near North National Group from July 2002 to November 2004. While at Near North, Ms. Martensen assisted with the sale and divestiture of various subsidiaries as well as the transfer of a significant segment of the Chicago brokerage business. Prior to joining Near North, Ms. Martensen was Controller for La Strada, Inc., a restaurant company operating several restaurant concepts in the Chicago, Illinois area, including fine dining, casual dining, and banquet facilities. Ms. Martensen received a Bachelor of Science in Business Administration from Olivet Nazarene University in 1997 and received accreditation as a certified public accountant in 1999.

Vicki J. Baue, Vice President and General Counsel.  Ms. Baue was appointed Vice President and General Counsel in February 2007, and was General Counsel from September 2004 until February 2007. Ms. Baue also serves as the Company’s Chief Legal Officer and Chief Compliance Officer. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of DLA Piper US LLP (f/k/a Piper Rudnick, LLP) where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelor’s of Science Degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

William D. Forrest, Chairman.  Mr. Forrest joined the Company’s Board of Directors and was elected Chairman of the Board on March 31, 2003. On June 26, 2003, he was appointed Executive Chairman, an officer’s position with day to day general management responsibility for the affairs of the Company. On February 9, 2004 and continuing until December 31, 2006, Mr. Forrest became a full-time member of the Company’s executive team to continue focusing on leveraging the Company’s growth and business development potential. On January 1, 2007, in accordance with the terms of Mr. Forrest’s Employment Agreement (a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 16, 2005), Mr. Forrest began serving as non-executive Chairman of the Board. From March 2001 to February 2004, Mr. Forrest headed the Restructuring Group at Gleacher & Co. Mr. Forrest served as a corporate restructuring professional from 1988 to March 2001 and, in 1997, he attained the designation Certified Turnaround Professional (“CTP”). The CTP designation establishes stringent criteria for practical experience, knowledge, and ethical integrity for the Corporate Renewal Industry. Prior to joining Gleacher & Co., Mr. Forrest was a Managing Director of Catterton-Forrest LLC (a division of Catterton Partners) from October 1999 to February 2001, where he was responsible for the acquisition and management of portfolio companies, focused exclusively on the troubled business space. From December 1997 to August 1999, Mr. Forrest was crisis manager/interim Chief Executive Officer for Fine Host Corporation, a $330 million publicly-traded food service company, where he completed the successful turnaround by negotiating a comprehensive balance sheet restructuring utilizing a pre-negotiated Chapter 11 bankruptcy proceeding and by implementing a strategic integration plan of acquired companies for this 23-subsidiary operating company. Mr. Forrest received a Bachelor of Arts degree from Cornell University. His work has been published in the American Bankruptcy Journal, and he has been a featured speaker for organizations including the Turnaround Management Association.

Eli Cohen, Director.  Mr. Cohen has been a director of the Company since January 2004. Mr. Cohen has also been employed by ZBI Equities, LLC, an investment firm based in New York and an affiliate of ZAM Holdings, L.P., the Company’s largest stockholder, since April 2002. From May 2000 to April 2002, Mr. Cohen was with Accel Partners, a venture capital firm based in Palo Alto, California. Prior thereto, Mr. Cohen was employed at ZBI Equities, LLC from August 1998 to May 2000 and worked at Bain & Company, a management consultancy, from July 1994 to September 1995. Mr. Cohen also researched and co-authored The Leadership Engine, a book published by HarperCollins, and co-founded and consulted for Tichy Cohen Associates, a consulting firm focused on leadership development, from September 1995 to August 1998. Mr. Cohen graduated from The University of Michigan with a degree in Economics.

Mark Demilio, Director.  Mr. Demilio has been a director of the Company since April 2004. Since October 2001, Mr. Demilio has served as Executive Vice President and Chief Financial Officer of Magellan Health Services, Inc., a $1.5 billion publicly-traded managed behavioral healthcare company that manages the delivery of behavioral healthcare treatment services that are provided through its contracted network of third-party treatment providers. He served as Executive Vice President, General Counsel of that company from July 1999 to December 2000 and as Executive Vice President, Finance and Legal from December 2000 to October 2001. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to June 1998 and Chief Financial Officer from June 1998 to March 1999. Prior thereto,

Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for BlueCross BlueShield of Maryland (now, CareFirst) and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelor’s of Science degree in Accounting from Villanova University.

Creed L. Ford, III, Director.  Mr. Ford has been a director of the Company since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino’s Country Italian restaurants and Gumbo’s Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili’s Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy’s BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship, and Fired Up, Inc.

Michael O’Donnell, Director.  Mr. O’Donnell has been a member of our Board of Directors since March 2006. Since March 2005, he has served as Chairman of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. From September 2003 until March 2005, he served as Chief Executive Officer and President of Sbarro, Inc. From 1998 through May 2002, he served in various executive capacities with Outback Steakhouse, Inc. From 1995 to 1998, O’Donnell was President, Chief Operating Officer, and a partner of Ale House Restaurants, Inc.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics, and (iii) the Company’s auditing, accounting and financial reporting processes generally.

Management is responsible for the preparation and integrity of the Company’s financial statements and its systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has met and held discussions with management and BDO Seidman, LLP, the independent registered public accounting firm. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with Così management and BDO Seidman, LLP, Così’s consolidated financial statements for the fiscal year ended January 1, 2007.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•	We discussed with management Cosi’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters.

•	We discussed with BDO Seidman, LLP the matters that Statement of Auditing Standards No. 61 and 90, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of Così’s consolidated financial statements.

•	We received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board No. 1 relating to their independence from Così, and we have discussed with BDO Seidman, LLP, their independence from Così.

•	We considered whether BDO Seidman, LLP’s provision of non-audit services to Così is compatible with maintaining their independence from Così.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2007.

Respectfully submitted,
The Audit Committee

Mark Demilio
Creed L. Ford, III
Michael O’Donnell

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement for 2007.

Respectfully submitted,
The Compensation Committee

Eli Cohen
Michael O’Donnell

COMPENSATION DISCUSSION AND ANALYSIS

Principles and Objectives of Executive Compensation Program

The goal of the Compensation Committee is to provide competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, reward corporate performance, and recognize individual initiative and achievement. It is anticipated that these policies will help the Company to continue to attract and retain quality personnel and thereby enhance the Company’s long-term profitability and share value.

The Company currently pays its executives and targets its equity compensation to be competitive with the programs offered by other restaurant companies and other large organizations with which the Company competes for executive talent, as the Compensation Committee and the Board believe that this is a good method to provide incentives to executives.

Both management and the Compensation Committee recognize the importance of maintaining sound principles for the development and administration of compensation and benefit programs. Over the past three years, management and the Compensation Committee have taken steps to refine the compensation programs to ensure that these programs provide an appropriate allocation of short-term and long-term performance incentives while also recognizing individual achievement and overall corporate performance. Examples of actions that the Compensation Committee has taken in the past three years include: strengthened the link between each of the Executive Chairman of the Board and CEO/President and their pay and shareholder value through specific objectives and realignment of target bonus and restricted stock awards; retained an independent compensation consultant in 2005 to conduct a survey of industry compensation levels and advise on executive compensation issues; and, increased the number of executive sessions of the Compensation Committee held without Company management present.

The Compensation Committee intends to continue its strategy of compensating executives through programs that emphasize performance-based incentive compensation. Executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business, there is an appropriate balance between short-term and long-term performance of the Company, and also that a balance exists between the Company’s performance against its strategic plan, financial performance, and shareholder return.

The Compensation Committee is responsible for evaluation of CEO performance, in consultation with the Board. The Compensation Committee, working with the CEO, evaluates the performance of other named executive officers and elected officers. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of these officers, but rather focuses on their individual objectives which typically reflect short-term and certain strategic goals.

Elements of Executive Compensation

The Company’s direct compensation program for executive officers consists of the following elements:

•	Base salary (linked to the executive’s role and contributions to the Company);

•	Annual cash bonus awards (tied to the Company’s and the individual’s performance);

•	Long-term equity incentive awards, which currently include restricted stock but which may in the future include stock options, performance shares, and restricted stock units (used to focus executive efforts on longer-term performance that will enhance the value delivered to stockholders); and

•	Other compensation and benefits.

The Compensation Committee has chosen these elements of compensation to create a flexible package that provides executives with significant incentives to deliver on near-term milestones that are important to the Company, as well as to align interests of management with interests of stockholders and to further encourage their retention. Each of these elements of pay is described below.

The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to Executive Chairman and CEO compensation, evaluates the Executive Chairman’s and the CEO’s performance in light of those goals and objectives, and recommends to the Board the Executive Chairman’s and the CEO’s compensation levels based on this evaluation. The Executive Chairman and the CEO each receive an annual base cash salary and an annual target bonus. The annual target bonus is dependent upon (i) the Company meeting its objectives and (ii) the Executive Chairman and the CEO meeting any specific objectives set out by the Board for such executives, respectively.

Additionally, the Compensation Committee annually reviews and approves, for the Executive Chairman of the Board, the CEO and other senior executive officers of the Company, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance agreements, and change-in-control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits.

Certain executive officers have roles in the compensation process, as follows:

•	The CEO generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process.

•	In addition, the CEO provides his/her perspective on recommendations by any consulting firm hired by the Compensation Committee regarding compensation program design issues.

•	The Chief People Officer, at the request of the Compensation Committee, works with any outside consultant hired by the Compensation Committee, to provide data about past practices, awards, costs and participation in various plans, as well as information about the Company’s annual and longer-term goals. When requested by the Compensation Committee, the Chief People Officer may also review consultant recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of Company employees.

In 2006, the Company did not review its compensation plan design and structure with any outside compensation consultants.

Base Salaries

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. Base salaries are established when an executive officer is hired and are based on the level of pay for similar positions at peer restaurant companies and within a broader group of restaurant companies, and adjusted based on skills, capabilities, accomplishments and experience in similar roles.

The peer companies include other fast casual, quick-service or casual dining restaurant companies. The companies in the peer group used to evaluate base salaries for the CEO and all other named executive officers in 2006 were as follows:

•	Panera Bread

•	Chipotle

•	PF Chang’s

•	California Pizza Kitchen

•	Caribou Coffee Company

The base salaries of the named executive officers are reviewed on an annual basis, typically each February, as well as at the time of a promotion or other change in responsibilities. Increases in salaries are based on both individual performance and the Company’s merit increase budget for the year. Any salary increase for an elected corporate officer must be approved by our Compensation Committee.

Annual Cash Incentive Awards

Eligible executive officers of the Company may also be awarded annual cash bonuses for achieving certain performance levels. Actual awards of annual cash bonuses are based on various quantitative and qualitative performance criteria for these executive officers and are designed to attract and retain qualified individuals and also to encourage them to achieve pre-established performance goals. This plan, along with the long-term incentive plan, puts a significant portion of each executive officer’s compensation at risk, so that these incentives are only earned when key performance goals are attained.

The target bonus is established through an analysis of compensation for comparable positions in peer group restaurant companies, and within a broader group of restaurant companies, and is intended to provide a competitive level of compensation when the executives achieve their financial and strategic performance objectives. Bonus levels are determined as a percentage of each executive’s base salary ranging between 40% and 100%, in accordance with the executive officer’s employment agreement or offer letter and consistent with similar positions within the Company. Performance objectives for the CEO are approved by the Compensation Committee while the Board of Directors approves the performance objectives for all other executive officers.

The actual cash incentive award is determined according to the Company’s overall performance and each named executive officer’s level of achievement against his or her individual financial and strategic performance objectives, and as a result, may be no more than the target bonus amount. Prorated changes in the annual target bonus levels can occur during the year if there are changes in the executive officer’s salary level that would warrant a target change (for example, a significant change in the level of responsibility).

In 2006, the performance objectives for the named executive officers generally included the following, depending on each named executive offer’s role in the Company:

•	Financial objectives — comparable restaurant sales growth, restaurant operating margins, return on invested capital, return on assets, and earnings per share excluding stock-based compensation expense; and

•	Strategic objectives — company-owned and franchise restaurant openings; franchise sales; and guest satisfaction ratings.

For fiscal 2006, the financial objectives reflected a significant level of difficulty for the executives given the challenging operating environment in the restaurant industry, as well as the challenges posed by an early stage development organization. The strategic objectives required each executive to produce significant results and achieve challenging targets in order to qualify for target level incentive payments.

These financial and strategic objectives were used as guidelines. The Compensation Committee incorporates flexibility into our bonus program to give consideration to the evolving and dynamic nature of our early stage growth business. There were no cash incentive bonuses awarded to named executive officers for fiscal 2006 performance.

Long-Term Equity Incentive Awards

Long-term incentives in the form of Company equity are used to promote an ongoing focus on improvements in the Company’s total return to shareholders, by ensuring that, over time, a significant amount of each executive officer’s total compensation is dependent upon this return.

Under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (“Omnibus Plan”), the Company may provide long-term equity incentives in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and any other stock awards that may be payable in shares, cash, other securities, or any other form of property as may be determined by the Compensation Committee. Annually, beginning in 2005, the Company has granted long-term equity awards, which currently have been in the form of restricted stock, to certain executives, based on an evaluation of their performance in the prior year. The Compensation Committee believes that the grants of restricted stock awards are a more effective means of advancing the long-term interests of the Company’s stockholders by integrating executive compensation with the long-term value of the Company’s common stock. Awards of restricted stock to executive officers align the interests of these officers with those of the stockholders and will also further encourage their retention.

Under the Omnibus Plan, restricted stock awards are granted at the prevailing market price on the date of grant and typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the employee is continuously employed by the Company on each such date. The restricted stock awards are granted annually. Unvested shares of restricted stock are forfeited and cancelled on the effective date of termination if an employee’s employment with the Company is terminated (other than due to a change in control).

Company’s Policy regarding timing of Equity Incentive Awards

The Company has not awarded stock options since May 2005. However, the Company has awarded other types of equity compensation (restricted stock) since that time. The annual award date is the end of March, a date that customarily falls shortly after the Company’s regularly-scheduled Board and Compensation Committee meetings in the first quarter, and the announcement of year-end financial results.

Under the terms of the Company’s Omnibus Plan, only the Compensation Committee can make equity awards to senior executive officers. Restricted stock awards are granted annually based upon achievement of Company and individual performance objectives for the prior fiscal year. Once granted, the shares typically vest 20% immediately on the date of the grant and annually thereafter on the anniversary date of the grant provided that the employee is continually employed by the Company through each such date.

Other Compensation and Benefits

Financial Counseling

The Company makes financial counseling services, which may include estate planning services, available to our executive officers and other senior management through an outside service provider. The actual charge for the financial counseling services is $15,000 per year for the CEO and the Executive Chairman and $12,500 per year for other executives and senior management. The cost of the financial counseling services is imputed as income to the employees who elect to participate in the financial counseling services.

Health Insurance Premiums

For the CEO and the Executive Chairman, the company pays 100% of the single and child/spouse/family healthcare premiums, which is more than the standard Company contribution towards healthcare premiums for all other executives and other employees of the Company. The Company’s cost of these healthcare premiums paid for the benefit of the CEO and the Executive Chairman in 2006 is provided below in the table entitled “All Other Compensation”.

401(k) Plan

The Company matches employee contributions to the Company’s 401(k) plan at 50% up to 4% of an employee’s salary.

CEO Compensation and Evaluation of Executive Performance in 2006

In fiscal 2006, the Compensation Committee considered management’s results against its short- and long-term goals. It also focused on the Company’s objectives and strategies designed to build shareholder value:

•	Achieve financial goals — increase shareholder value and maximize revenue, along with attaining certain earnings per share, cash flow from operations, and cost savings goals;

•	Continue to build the corporate leadership group and strengthen the senior leadership teams; and

•	Effectively communicate strategy and financial results to increase shareholder value.

The Compensation Committee based its compensation decisions for the CEO and other named executive officers on the Company’s performance and his/her individual performance based on the objectives and strategies listed above.

Based on the Compensation Committee’s overall assessment, no changes were made to the CEO’s annual base salary or to the base salary of other named executive officers for 2007 (other than two compensation adjustments as described below), and no cash bonuses or long-term incentive awards were granted to the CEO, other named executives or other senior executives for 2006 performance.

In November 2006, 50,000 shares of the Company’s restricted stock were granted to each of William Koziel and Gilbert Melott, and Gilbert Melott’s annual base salary was increased by $16,800 per year. These adjustments were made to more closely align the total compensation packages of these executive officers with the total compensation packages of the new executive officers hired by the Company during fiscal 2006.

Tax Deductibility of Compensation

Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options and stock incentive units) paid in one year to the named executive officers. The tax deductibility of deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to the limitation. There is an exception to the $1 million limitation for performance-based compensation (including stock options and stock incentive units) if certain requirements are satisfied, including stockholder approval. The Company complies with Section 162(m) for annual salary, annual cash incentive awards, and long-term incentives in order to ensure that this compensation will be deductible to the extent allowable. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

No Stock Ownership Requirements

The Company does not currently require named executive officers or other executive officers of the Company to acquire Company stock. The Company encourages named executive officers and other executive officers of the Company to retain the shares of restricted stock and shares received upon the exercise of stock options. However, the Company does permit named executive officers and other executive officers of the Company to enter into 10b5-1 Sales Plans to sell a portion of their vested shares to pay taxes and exercise costs, personal or family emergencies, or special purposes, such as purchasing a home, college tuition for children, financial and estate planning, or other similar purposes.

Change-In-Control Arrangements

As of the end of fiscal 2006, the Company had entered into agreements with the Chief Executive Officer and the Executive Chairman of the Board that provide for certain benefits if their employment is terminated without cause upon a change-in-control of the Company. These agreements are intended to provide for continuity of management in the event of a change in control. Neither of the Company’s change-in-control agreements provide for severance payments solely upon a change-in-control. However, all unvested equity awards previously awarded to all named executive officers (and to all other employees) will vest solely upon a change-in-control in order to motivate such individuals to remain with the Company in the event of a pending change-in-control.

Under the terms of his employment agreement, Kevin Armstrong may be paid 12 months’ severance and the cost of heath insurance premiums if his employment is terminated without cause after a change-in-control of the Company. Additionally, solely due to a change-in-control, whether or not his employment was terminated, all unvested stock options and unvested shares of restricted stock previously granted to Mr. Armstrong would automatically become fully vested upon a change-in-control of the Company.

Under the terms of his employment agreement, upon a change-in-control resulting in the termination of his employment without cause prior to January 1, 2007, William Forrest may be paid 12 months’ severance. Solely due to a change-in-control, whether or not his employment was terminated, all unvested stock options and unvested shares of restricted stock previously granted to Mr. Forrest would automatically become fully vested upon a change-in-control of the Company.

The terms of Mr. Armstrong’s and Mr. Forrest’s employment agreements are described below in the narrative following the “Summary Compensation Table”. The estimated payments and benefits to Mr. Armstrong and Mr. Forrest following a change-in-control of the Company, as determined as of January 1, 2007, are included below in the compensation table entitled “Estimated Payments and Benefits Following a Change-in-Control”.

Agreement with Interim CEO and President

On March 12, 2007, the Company entered into an agreement with Robert Merritt to pay him a monthly salary at the annual rate of $350,000, and to reimburse him for all reasonable business expenses, for so long as he serves as our Interim CEO and President. The Compensation Committee determined that it would be appropriate to award to Mr. Merritt the same base salary that Mr. Armstrong earned prior to his resignation.

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION

The following table summarizes compensation awarded to, earned by, or paid by the Company to all individuals serving as the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and to each of the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers as of January 1, 2007, and one additional individual who would have been included in this summary but for the fact that he was not serving as an executive officer of the Company as of January 1, 2007.

SUMMARY COMPENSATION TABLE

		Salary	Stock Awards	Options Awards	All Other
Name	Year	($)	($)(1)	($)(2)	Compensation(3)	Total

Kevin Armstrong,	2006	350,000	1,157,722	247,122	32,320	1,787,164
President and Chief Executive Officer
William Koziel,	2006	256,923	290,293	52,205	12,500	611,921
Chief Financial Officer
William Forrest,	2006	350,000	738,727	270,927	26,728	1,386,382
Executive Chairman of the Board(4)
Edward Backus,	2006	687,662	185,963	—		873,625
Executive Vice President and Chief Development Officer(5)
Patrick Donnellan,	2006	203,692	491,172	61,510		756,374
Vice President of Strategy and International Business Development
Gilbert Melott,	2006	235,644	268,617	60,473	23,478	588,212
Chief People Officer

(1)	The number of shares of the Company’s restricted stock awarded in March 2006, were computed with reference to fiscal 2005 performance, and these are designed to promote retention of the named executive and to enhance future performance as indicated by the time vesting of the shares. The amount in this column represents the amount we expensed during 2006 under FAS 123R for all outstanding restricted stock awards. The fair value of these awards has been determined based on the assumptions set forth in Note 10 (Shared-Based Employee Compensation) of the Company’s 2006 Consolidated Financial Statements. Additional information regarding the size of the awards is set forth below in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(2)	The amount in this column represents the amount we expensed during fiscal 2006 under FAS 123R for all outstanding stock option awards and includes compensation costs recognized in the financial statements with respect to awards granted in previous fiscal years (no stock option awards were granted during fiscal 2006). The value of these awards has been determined based on the assumptions set forth in Note 10 (Shared-Based Employee Compensation) of the Company’s 2006 Consolidated Financial Statements. Additional information regarding the size of the awards is set forth below in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(3)	The amounts in this column are comprised of the items set forth below in the table entitled “All Other Compensation”

(4)	Mr. Forrest served as Executive Chairman through December 31, 2006. As of January 1, 2007, Mr. Forrest became non-executive Chairman and is therefore no longer an executive officer of the Company.

(5)	Prior to being appointed the Company’s Executive Vice President and Chief Development Officer in November 2006, Edward Backus was engaged by the Company as an independent Franchise Sales Consultant. During fiscal 2006, while serving as an independent Franchise Sales Consultant to the Company, Mr. Backus received compensation in the amount of $589,181, which included consulting fees, sales commissions, and reimbursement for COBRA premiums, and a restricted stock award of 50,000 shares with a grant date fair value of $256,500. During fiscal 2006, after joining the Company as the Executive Vice President and Chief Development Officer, he received compensation in the amount of $98,481 as base salary, and a restricted stock award of 100,000 shares with a grant date fair value of $513,000. The compensation amounts paid to Mr. Backus during fiscal 2006 are included under “Salary”. The Company’s compensation expense for the restricted shares that vested during fiscal 2006, determined in accordance with FAS 123R, is reflected under “Stock Awards”.

The table set forth below lists the elements of all other compensation:

ALL OTHER COMPENSATION

			Employer’s
			Contribution to
		Health	the Company’s
	Financial	Insurance	401(k)	Car
Name	Counseling	Premiums(a)	Savings Plan(b)	Allowance(c)	Total

Armstrong. Kevin	15,000	11,728	5,592	—	32,320
Forrest, William	15,000	11,728	—	—	26,728
Koziel, William	12,500				12,500
Melott, Gilbert	12,500		778	10,200	23,478

(a)	Pursuant to the terms of their respective employment agreements, the Company paid 100% of the single and child/spouse/family healthcare premiums.

(b)	Named executive officers are eligible to participate in the Company’s 401(k) plan at the same rate that all other full-time employees are eligible to participate. The Company made some plan changes and enhancements, during fiscal 2006, and currently matches employee contributions to the Company’s 401(k) plan at 50% up to 4% of his or her annual base salary.

(c)	Until November 2006, Mr. Melott was paid an annual car allowance in the amount of $10,200. In November 2006, the car allowance was discontinued and Mr. Melott’s annual base salary was increased by $10,200 in lieu of the car allowance.

Executive Agreements

Employment Agreement with William D. Forrest.  On December 12, 2005, we entered into a new employment agreement with William D. Forrest. Pursuant to this employment agreement, Mr. Forrest continued to serve as Executive Chairman of the Board through December 31, 2006. After that date, Mr. Forrest began serving as non-executive Chairman of the Board. Through December 31, 2006, the Company paid Mr. Forrest an annual base salary of $350,000. For fiscal years 2005 and 2006, he had the ability to earn an annual cash bonus of up to 100% of his annual base salary. Beginning in 2007, while serving as non-executive Chairman, Mr. Forrest will be paid an annual director’s fee equal to three times the normal annual fee paid to other directors, in addition to customary meeting fees. After execution of this employment agreement, pursuant to its terms, we granted to Mr. Forrest 200,000 shares of restricted common stock under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. Mr. Forrest’s rights in the shares vest as follows: (i) 20% of the shares vested upon issuance; and (ii) 20% of the shares will vest on each of December 12, 2006, December 12, 2007, December 12, 2008, and December 12, 2009, provided that at each such date Mr. Forrest is still serving as Executive or non-executive Chairman. Mr. Forrest may also receive additional grants of up to 50,000 shares of our restricted common stock in each of fiscal 2006 and fiscal 2007 in accordance with terms and conditions prescribed by the Compensation Committee of our Board of Directors, including, without limitation, the timing, vesting, and performance measures applicable to each such grant. All shares issued pursuant to the employment agreement that are not then vested will fully vest upon the termination of his employment by Così without cause (as defined in the employment agreement), or upon a change of control (as described above and defined in the employment agreement). If Mr. Forrest voluntarily terminates his employment or is terminated by Così for cause (as defined in the employment agreement), all unvested shares at the time of termination will be forfeited. Mr. Forrest’s employment agreement also includes customary confidentiality, non-competition and non-solicitation provisions. The Company also agreed to pay Mr. Forrest 12 months’ severance if the Company terminates his employment without cause prior to January 1, 2007. Additionally, the Company will pay 100% of the single and child/spouse/family healthcare premium for Mr. Forrest while continuing to serve as Executive Chairman of the Board.

Employment Agreement with Kevin Armstrong.  On May 9, 2005, we entered into an employment agreement with Kevin Armstrong to serve as the Company’s Chief Executive Officer and President. Pursuant to the terms of this employment agreement, we agreed to pay Mr. Armstrong an annual base salary of $350,000. He also had the ability to earn an annual cash bonus of up to 100% of his annual base salary. After execution of this employment agreement, pursuant to its terms, we granted to Mr. Armstrong 300,000 shares of our restricted common stock. In addition, Mr. Armstrong was also eligible to receive additional grants up to an aggregate of 800,000 shares of our restricted common stock, to be awarded over fiscal years 2006 through 2009 in accordance with terms and conditions prescribed by the Compensation Committee, including, without limitation, the timing, vesting, and performance measures applicable to each such grant. All shares issued pursuant to this employment agreement that are not then vested will fully vest upon the termination of his employment by Così without cause (as defined in the employment agreement), or upon a change of control (as defined in the employment agreement). If Mr. Armstrong voluntarily terminated his employment or was terminated by Così for cause (as defined in the employment agreement), all unvested shares at the time of termination would be forfeited. Mr. Armstrong was entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Armstrong was entitled to participate in the Company’s 401(k) retirement plan, with the Company matching his contributions at 25% up to 4% of his annual base salary. Mr. Armstrong’s employment agreement also included customary confidentiality, non-competition, and non-solicitation provisions. The Company would pay Mr. Armstrong 12 months’ severance if the Company terminated his employment for any reason other than for cause. Additionally, the Company would pay 100% of the single and child/spouse/family healthcare premium for Mr. Armstrong while continuing to serve as Chief Executive Officer and President of the Company. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with William Koziel.  On August 17, 2005, the Company entered into an oral at-will employment agreement with Mr. Koziel. Pursuant to the terms of this agreement, Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000, and he will be eligible to receive an annual performance cash bonus of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels. He will also be eligible to receive restricted stock pursuant to the Così, Inc. 2005 Omnibus Long-Term Incentive Program. Mr. Koziel is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Koziel may participate in the Company’s 401(k) retirement plan, and the Company will match his contributions at 25% up to 4% of his base salary. Mr. Koziel’s agreement also includes customary non-competition and non-solicitation provisions. Mr. Koziel’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with Edward Backus.  On November 8, 2006, the Company entered into an oral at-will employment agreement with Mr. Backus to serve as the Company’s Executive Vice President and Chief Development Officer. Pursuant to the terms of this agreement, Mr. Backus will be paid an annual base salary of $300,000 and will be eligible to receive an annual cash performance bonus of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels. He will also be eligible to receive restricted stock pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. On November 8, 2006, he received an initial grant of 100,000 shares of the Company’s common stock pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. Mr. Backus is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. Mr. Backus is eligible to receive additional grants of the Company’s common stock up to an aggregate of 100,000 in 2008 based on 2007 performance and up to an aggregate of 100,000 in 2009 based on 2008 performance, pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. In addition, Mr. Backus may participate in the Company’s 401(k) retirement plan, with the Company matching his contributions at 25% up to 4% of his base salary. In lieu of tail franchise sales commissions that Mr. Backus would have earned on franchise sales activities as a franchise sales consultant to the Company, Mr. Backus will be paid

$150,000 per year in each of 2007 and 2008, payable at the end of each quarter provided that Mr. Backus is continuously employed by the Company through each such date. He will also be eligible for upfront franchise sales commissions on area development agreements completed in fiscal 2006. Pursuant to a verbal agreement entered into by the Company with Mr. Backus at the end of fiscal 2006, he will continue to be eligible for upfront franchise sales commissions on certain area development agreements through the end of the first quarter of fiscal 2007. Mr. Backus is also eligible for relocation assistance. Mr. Backus’ agreement includes customary non-competition and non-solicitation provisions, and his employment may be terminated by either party at any time for any reason. If his employment is terminated for reasons other than for cause (as defined by the Company) within the first twelve months of his employment, he will be eligible to receive severance equal to six month’s base salary. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with Gilbert Melott.  In November 2006, the Company entered into an oral at-will employment agreement with Mr. Melott, which modified the terms of his original oral at-will employment agreement dated November 11, 2001. Pursuant to the terms of his agreement, Mr. Melott will serve as Chief People Officer and will be paid an annual base salary of $270,000. He will be eligible to receive an annual performance cash bonus of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels. He will also be eligible to receive restricted stock pursuant to the Così, Inc. 2005 Omnibus Long-Term Incentive Program. Mr. Melott is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Melott may participate in the Company’s 401(k) retirement plan, with the Company matching his contributions at 25% up to 4% of his base salary. Mr. Melott’s agreement also includes customary non-competition and non-solicitation provisions. Mr. Melott’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with Patrick Donnellan.  On June 29, 2004, the Company entered into an oral at-will employment agreement with Mr. Donnellan, which was modified in November 2006. Pursuant to the terms of his agreement, Mr. Donnellan will serve as Vice President Strategy and International Business Development and will be paid an annual base salary of $204,000. Mr. Donnellan will also be paid a 25% commission on all up-front licensing fees paid to and received by the Company on all international license agreements entered into by the Company which were solicited by Mr. Donnellan or any consultants or brokers working with or through Mr. Donnellan. He will be eligible to receive restricted stock pursuant to the Così, Inc. 2005 Omnibus Long-Term Incentive Program. Mr. Donnellan is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Donnellan may participate in the Company’s 401(k) retirement plan, with the Company matching his contributions at 25% up to 4% of his base salary. Mr. Donnellan’s agreement also includes customary non-competition and non-solicitation provisions. Mr. Donnellan’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

2006 Grants of Plan Based Awards Table

The following table provides additional information about stock and option awards and equity incentive plan awards granted to our named executive officers during the 2006 fiscal year ended January 1, 2007.

GRANTS OF PLAN-BASED AWARDS(1)

		Estimated
		Potential Pay Out	All Other Stock
		under Non-equity	Awards: Number	Grant Date Fair
		Incentive Plan	of Shares of	Value of Stock
Name	Grant Date	Awards: Target ($)(7)	Stock (#)	Awards ($)

Kevin Armstrong(2)(6)	3/30/2006	350,000	160,000	1,712,000
Gilbert Melott(2)(3)	3/30/2006	135,000	18,750	200,625
	11/13/2006		50,000	255,000
William Forrest(2)	3/30/2006	350,000	40,000	428,000
William Koziel(2)(3)	3/30/2006	128,750	37,500	401,250
	11/13/2006		50,000	255,000
Ed Backus(4)	8/16/2006	150,000	50,000	256,500.00
	11/8/2006		100,000	513,000.00
Patrick Donnellan(2)(5)	1/23/2006		75,000	691,500
	3/30/2006		6,250	66,875.0

(1)	These shares of restricted stock were awarded under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

(2)	The number of shares of the Company’s restricted stock awarded in March 2006, were computed with reference to fiscal 2005 performance, and these are designed to promote retention of the named executive and to enhance future performance as indicated by the time vesting of the shares.

(3)	The restricted stock awards on 11/13/2006 were granted to each of William Koziel and Gilbert Melott to more closely align their equity compensation with other named executive officers hired during fiscal 2006.

(4)	Pursuant to approval by the Compensation Committee and Board of Directors, Edward Backus was granted 50,000 shares of restricted stock on 8/16/2006 for services performed for the Company while he was serving as an independent Franchise Sales Consultant to the Company. In November 8, 2006, Mr. Backus was granted 100,000 shares of restricted stock as part of his compensation package when he was appointed Executive Vice President and Chief Development Officer of the Company.

(5)	The restricted stock award on 1/23/2006 was granted to Patrick Donnellan to more closely align his equity compensation with other named executive officers, taking into consideration the additional responsibilities Mr. Donnellan assumed in 2005 and his performance.

(6)	Kevin Armstrong resigned his employment and all offices and positions with the Company on March 12, 2007. Pursuant to the terms of his employment agreement and the terms of the incentive plans under which his restricted stock was granted, Mr. Armstrong forfeited all of the restricted shares of stock remaining unvested (308,000) on March 12, 2007.

(7)	These amounts reflect the amount of cash incentive bonuses that could have been awarded to the named executive officers for fiscal 2006 performance. There were no cash incentive bonuses awarded to named executive officers for fiscal 2006 performance.

Shares of restricted stock granted to employees under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan generally vested 20% on the grant date and vest 20% annually thereafter on the anniversary of the grant date over the next 4 years provided that the employee is continuously employed by the Company through each such anniversary date. Grantees under the plan have all of the rights of a shareholder with respect to the restricted stock (including vested and unvested shares), including the right to vote such shares and receive any dividends that may be paid on the shares, provided that any additional shares of common stock that grantees may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the original shares of restricted stock. If the shares are forfeited, the grantee will have no further rights with respect to such shares.

The Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) was approved and implemented in May 2005. Since May 2005, the Company has not issued any stock options. The Company currently grants restricted stock under the Omnibus Plan. Stock options and restricted stock are issued to the named executive officers (and other executive officers) in connection with new hire and promotion compensation packages, annually as long-term performance incentives (subject to achievement of Company and individual performance objectives), and from time to time as adjustments to align compensation packages of existing executives or for retention incentives.

For both the stock option awards and the restricted stock awards, the named executive officer must be continuously employed through the scheduled vesting dates in order for the vesting to occur.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table provides information about outstanding equity awards, including the vesting schedules, at fiscal year end (January 1, 2007), for each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards(2)
			Number of	Number of
			Securities	Securities			Stock Awards(3)
			Underlying	Underlying			Number of	Market Value of
			Unexercised	Unexercised			Shares or	Shares or Units
			Options	Options	Option	Option	Units of Stock	of Stock That
	Grant		Exercisable	Unexercisable	Exercise	Expiration	That Have Not	Have Not
Name	Date(1)		#	#	Price	Date	Vested #	Vested ($)(1)

Kevin Armstrong(4)	7/7/2003		225,988	—	1.77	7/7/2013
	7/7/2003		564,012	—	1.77	7/7/2013
	7/26/2004		—	39,318	4.53	7/26/2014
	7/26/2004		26,212	—	4.53	7/26/2014
	8/11/2004		—	25,713	4.74	8/11/2014
	8/11/2004		26,212	13,605	4.74	8/11/2014
	12/31/2004		26,212	39,318	6.05	12/31/2014
	5/9/2005						180,000	916,200
	3/30/2006						128,000	651,520
Gilbert Melott	12/18/2003		20,001	20,000	2.02	12/18/2013
	12/18/2003		9,999	—	2.02	12/18/2013
	12/29/2003	(a)	24,488	—	2.26	12/17/2011
	12/29/2003	(a)	9,799	—	2.26	12/17/2011
	12/29/2003	(b)	5,715	—	2.26	12/31/2011
	12/29/2003	(b)	8,572	—	2.26	12/31/2011
	7/26/2004		11,233	16,851	4.53	7/26/2014
	8/11/2004		11,233	16,851	4.74	8/11/2014
	12/31/2004		7,032	14,783	6.05	12/31/2014
	12/31/2004		4,201	2,068	6.05	12/31/2014
	5/31/2005						45,000	229,050
	3/30/2006						15,000	76,350
	11/13/2006						40,000	203,600

			Option Awards(2)
			Number of	Number of
			Securities	Securities			Stock Awards(3)
			Underlying	Underlying			Number of	Market Value of
			Unexercised	Unexercised			Shares or	Shares or Units
			Options	Options	Option	Option	Units of Stock	of Stock That
	Grant		Exercisable	Unexercisable	Exercise	Expiration	That Have Not	Have Not
Name	Date(1)		#	#	Price	Date	Vested #	Vested ($)(1)

William Forrest	2/9/2004		342,708	7,292	2.85	2/9/2014
	7/26/2004		11,151	16,726	4.53	7/26/2014
	7/26/2004		15,061	22,592	4.53	7/26/2014
	8/11/2004		26,212	39,318	4.74	8/11/2014
	12/31/2004		24,707	37,061	6.05	12/31/2014
	12/31/2004		1,505	2,257	6.05	12/31/2014
	2/12/2005						120,000	610,800
	3/30/2006						32,000	162,880
William Koziel	8/23/2004	(a)	37,500	12,500	4.70	8/23/2014
	8/23/2004	(b)	5,991	8,987	4.70	8/23/2014
	12/31/2004		5,991	8,987	6.05	12/31/2014
	5/31/2005						22,500	114,525
	3/30/2006						30,000	152,700
	11/13/2006						40,000	203,600
Patrick Donnellan	5/14/2004		17,985	53,955	5.56	5/14/2014
	5/14/2004		4,030	6,045	5.56	5/14/2014
	1/23/2006						45,000	229,050
	3/30/2006						5,000	25,450
Ed Backus	8/16/2006		—	—	—		40,000	203,600
	11/8/2006						80,000	407,200

(1)	For understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock. Future vesting of stock options and restricted stock is contingent upon the employee being continuously employed by the Company through each vesting date (as set forth in the tables below). In accordance with the terms of the plans under which the stock options and restricted stock were granted, employees forfeit all stock options and restricted stock remaining unvested on the date of termination of employment. The values in this column are based on share price at close of market on January 1, 2007.

(2)	Stock options become exercisable based upon the following vesting schedules:

Grant Date	Stock Option Vesting Schedules

7/7/2003	25% on grant date and 25% annually on anniversary of grant date over 3 years
12/18/2003	20% on grant date and 20% annually on anniversary of grant date over 4 years
12/29/2003(a)	25% on grant date and 25% annually on anniversary of grant date over 3 years
12/29/2003(b)	20% on grant date and 20% annually on anniversary of grant date over 4 years
2/09/2004	25% on grant date, 25% on the 1-year anniversary of grant date, and 2.08% monthly through 1/31/2007
5/14/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years
7/26/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years
8/11/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years
8/23/2004(a)	25% on grant date and 25% annually on anniversary of grant date over 3 years
8/23/2004(b)	20% on grant date and 20% annually on anniversary of grant date over 4 years
12/31/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years

(3)	Shares of restricted stock vest based upon the following vesting schedules:

Grant Date	Vesting Schedule

2/12/2005	20% on grant date and 20% annually on anniversary of grant date over 4 years
5/09/2005	20% on grant date and 20% annually on anniversary of grant date over 4 years
5/31/2005	20% on grant date and 20% annually on anniversary of grant date over 4 years
1/23/2006	40% on grant date and 20% annually on anniversary of grant date over 3 years
3/30/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years
8/16/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years
11/08/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years
11/13/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years

(4)	Kevin Armstrong voluntarily resigned his employment and all positions with the Company on March 12, 2007. In accordance with the terms of the applicable plans, as of date of his termination, all of his unvested stock options (117,954) and unvested shares of restricted stock (308,000) were forfeited.

2006 Option Exercises and Stock Vested

The following table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the fiscal year ended January 1, 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)

Kevin Armstrong	110,000 (2)	858,623	92,000	925,600
Gilbert Melott			28,750	213,075
William Forrest			48,000	276,800
William Koziel			25,000	192,225
Ed Backus			30,000	153,900
Patrick Donnellan			31,250	289,975

(1)	The value of these awards has been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

(2)	Kevin Armstrong exercised and sold options pursuant to the Rule 10b5-1 Sales Plan dated March 20, 2006 between Mr. Armstrong and Northern Trust Securities, Inc. for tax planning purposes.

Pension Benefits

The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees.

Non-Qualified Deferred Compensation

The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

Potential Costs Upon Change-in-Control or Termination of Employment

There are potential costs associated with a change-in-control or termination of employment of certain named executive officers.

Compensation Arrangements Upon Change-in-Control or Termination (Without Cause) After Change-in-Control

Pursuant to the terms of their employment agreements, a change-in-control is defined as follows:

Kevin Armstrong.  For purposes of the change-in-control agreement with Mr. Armstrong, “Change in Control” means the date on which the earlier of the following events occur: (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the outstanding capital stock of Cosi entitled to vote for the election of directors (“Voting Stock”); or (B) the merger or consolidation of Cosi with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Cosi immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that “Change in Control” will not include any event described in clauses (i) through (iii) above (A) in which Kevin Armstrong is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, Kevin Armstrong continues employment as a senior executive of Cosi. For purposes of this Section 11, “Incumbent Director” shall mean a director who was a director at the beginning of a given 24-month period; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso.

William Forrest.  For purposes of the change-in-control agreement with Mr. Forrest, “Change in Control” means the date on which the earlier of the following events occur: (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the outstanding capital stock of Cosi entitled to vote for the election of directors (“Voting Stock”); or (B) the merger or consolidation of Cosi with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Cosi immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that “Change in Control” will not include any event described in clauses (i) through (iii) above (A) in which William Forrest is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, William Forrest continues employment as a senior executive of Cosi. For purposes of this Section 11, “Incumbent Director” shall mean a director who was a director at the beginning of a given 24-month period; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso.

Upon termination of employment without cause following a change-in-control of the Company, severance payments and the cost of health insurance premiums may be paid to Kevin Armstrong, and severance payments may be paid to William Forrest and Edward Backus, in accordance with their employment agreements with the Company.

Solely due to a change-in-control of the Company (whether or not their employment is terminated), all unvested shares of restricted stock and unvested stock options previously granted to the named executive officers (and to all other employees) would automatically vest upon a change-in-control of the Company.

The estimated payments and benefits to named executive officers following a change-in-control, as determined as of January 1, 2007, are summarized in the following table.

ESTIMATED PAYMENTS AND BENEFITS FOLLOWING A CHANGE IN CONTROL

	Early Vesting of		Early Vesting of		Severance	Health Insurance
Name	Stock Options(1)		Restricted Stock(1)		Payments(2)	Premiums(2)
	#	($)	#	($)	($)	($)

Kevin Armstrong	117,954	600,386	308,000	1,567,720	350,000	11,728
Gilbert Melott	70,553	359,115	100,000	509,000	—
William Forrest(3)	125,246	637,502	152,000	773,680	—
William Koziel	49,482	251,863	92,500	470,825	—
Ed Backus	—	—	120,000	610,800	150,000
Patrick Donnellan	22,015	112,056	50,000	254,500	—

(1)	The values in this table are based on share price at close of market on January 1, 2007.

(2)	Severance payments and the cost of health insurance premiums would be payable upon termination without cause following a change-in-control and would not be payable solely due to a change-in-control.

(3)	Pursuant to the terms of his employment agreement with the Company, as of January 1, 2007, William Forrest began serving as non-executive Chairman of the Board and is no longer an employee of the Company.

Compensation Arrangements for Termination of Employment Without Cause (other than Change-in-Control)

Upon termination of employment without cause not related to a change-in-control of the Company, severance benefits may be paid to Kevin Armstrong, William Forrest, and Edward Backus in accordance their employment agreements with the Company. The other named executive officers are not covered under severance agreements or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

These severance agreements are more fully described below:

Kevin Armstrong.  Mr. Armstrong’s employment agreement provided that, in the event his employment was involuntarily terminated for any reason (including, without limitation, by his death or total disability (as defined therein) other than by the Company for cause (as defined therein), he would receive severance equal to 12 months’ annual base salary and the cost of health insurance coverage. In addition, all unvested stock options and unvested shares of restricted stock previously granted would immediately vest at the time of such termination. In the event of any termination, the Company agreed to transfer to Mr. Armstrong ownership to his laptop computer, cell phone and blackberry for his personal use at his cost and expense.

William Forrest.  Mr. Forrest’s employment agreement provides that, in the event his employment or service with the Company are terminated (i) by Cosi without cause (as defined therein) (other than following a change-in-control), (ii) due to Mr. Forrest’s death or total disability (as defined therein), (iii) due to the Board’s failure to nominate Mr. Forrest for election to the Board in the year in which his then-current term as a director is due to expire, and (iv) due to a change-in-control (as described above in the section entitled “Change-in-Control Arrangements”), all unvested stock options and unvested shares of restricted stock previously granted would immediately vest at the time of such termination.

Edward Backus.  Pursuant to Mr. Backus’ employment agreement with the Company, he will be paid severance in an amount equal to six months’ of his annual base salary if his employment with the Company is terminated without cause during the first 12 months of his employment.

The estimated costs following termination without cause (other than change -in-control), determined as of January 1, 2007, are summarized in the following table:

ESTIMATED BENEFITS UPON TERMINATION WITHOUT CAUSE
(OTHER THAN FOLLOWING CHANGE-IN-CONTROL)

						Health
	Early Vesting of		Early Vesting of		Severance	Insurance
Name	Stock Options(1)		Restricted Stock(1)		Payments	Premiums
	#	($)	#	($)	($)	($)

Kevin Armstrong	117,954	600,386	308,000	1,567,720	350,000	11,728
William Forrest(2)	125,246	637,502	152,000	773,680	—
Ed Backus	—	—	120,000	610,800	150,000

(1)	Based on share price at close of market on January 1, 2007.

(2)	Pursuant to the terms of his employment agreement with the Company, as of January 1, 2007, William Forrest began serving as non-executive Chairman of the Board and is no longer an employee of the Company.

Potential Costs Upon Termination for Cause

Upon termination of employment for cause, named executive officers would be paid salary and benefits accrued through the effective date of termination, representing earned but unpaid base salary and any accrued but unused vacation, and all unvested shares of restricted stock and unvested stock options previously granted would be forfeited as of the effective date of such termination.

Payments Upon Death

Under our benefits program, all of our eligible employees, including the named executive officers, receive basic life insurance in an amount equal to one times their annual base salary up to a maximum amount of $150,000, and they have the option to purchase additional life insurance in an amount that, together with their basic life insurance, does not exceed $500,000. Upon death, all unvested shares of restricted stock previously granted would automatically fully vest.

Pursuant to his employment agreement, upon termination of his employment due to death, Kevin Armstrong may be paid twelve months’ severance ($350,000), in addition to all base salary, bonuses, and benefits payable through the effective date of such termination. Also, all unvested shares of restricted stock and all unvested stock options previously granted to Mr. Armstrong would automatically become fully vested in accordance with his employment agreement. The value of any severance payments and early vesting of stock options and early vesting of restricted stock, determined as of January 1, 2007, are the same as set forth in the table above entitled “Estimated Benefits Upon Termination Without Cause (other than following Change-in-Control)”.

Pursuant to his employment agreement, upon termination of his employment due to death prior to January 1, 2007, William Forrest may be paid an amount equal to his annual base salary, in addition to all base salary, bonuses and benefits payable through the effective date of such termination. Also, all unvested shares of restricted stock and all unvested stock options previously granted to Mr. Forrest would automatically become fully vested in accordance with his employment agreement. The value of any severance payments and early vesting of stock options and early vesting of restricted stock, determined as of January 1, 2007, are the same as set forth in the table above entitled “Estimated Benefits Upon Termination Without Cause (other than following Change-in-Control)”. Pursuant to the terms of his employment agreement with the Company, as of January 1, 2007, William Forrest began serving as non-executive Chairman of the Board and is no longer an employee of the Company.

Payments Upon Disability

Under our benefits program, all of our eligible employees, including the named executive officers, receive short-term disability benefits equal to 60% of their base weekly salary up to a maximum of $2,500 per week, not to exceed 12 weeks in any year. They also receive long-term disability benefits equal to 60% of their base monthly salary up to a maximum of $10,000 per month, with the length of time during which they may receive payments dependent upon various factors under the plan. In the event of a total disability, as defined under the Restricted Stock Agreements pursuant to which the shares were granted, all unvested shares of restricted stock previously granted would automatically become fully vested.

Pursuant to his employment agreement, upon termination of his employment due to total disability (as defined in his employment agreement), Kevin Armstrong may be paid twelve months’ severance ($350,000), in addition to all base salary, bonuses, and benefits payable through the effective date of such termination. Also, all unvested shares of restricted stock and all unvested stock options previously granted to Mr. Armstrong would automatically become fully vested in accordance with his employment agreement. The value of any severance payments and early vesting of stock options and early vesting of restricted stock, determined as of January 1, 2007, are the same as set forth in the table above entitled “Estimated Benefits Upon Termination Without Cause (other than following Change-in-Control)”.

Pursuant to his employment agreement, upon termination of his employment due to total disability (as defined in his employment agreement) prior to January 1, 2007, William Forrest may be paid an amount equal to his annual base salary, in addition to all base salary, bonuses and benefits payable through the effective date of such termination. Also, all unvested shares of restricted stock and all unvested stock options previously granted to Mr. Forrest would automatically become fully vested in accordance with his employment agreement. The value of any severance payments and early vesting of stock options and early vesting of restricted stock, determined as of January 1, 2007, are the same as set forth in the table above entitled “Estimated Benefits Upon Termination Without Cause (other than following Change-in-Control)”. Pursuant to the terms of his employment agreement with the Company, as of January 1, 2007, William Forrest began serving as non-executive Chairman of the Board and is no longer an employee of the Company.

Departure of Former CEO and President

Kevin Armstrong resigned from the Company on March 12, 2007. Mr. Armstrong did not receive any payments or benefits, other than base salary and benefits accrued through the effective date of the termination of his employment in the amount of $6,730.77 representing five days’ earned but unpaid base salary, and he forfeited all stock options (117,954) and shares of restricted stock (308,000) that were unvested as of the effective date of his termination. In accordance with the terms of his employment agreement, upon termination of his employment, we transferred ownership of his cell phone, laptop computer and blackberry to Mr. Armstrong for his personal use at his cost and expense.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 1, 2007, with respect to the Company’s equity compensation plans under which shares of the Company’s common stock may be issued.

EQUITY COMPENSATION PLAN INFORMATION(1)

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants, and Rights(2)	Warrants, and Rights	Reflected in Column (a))(3)

Equity compensation plans approved by stockholders	3,735,077	$6.32	2,025,000
Equity compensation plans not approved by stockholders	None	None	None

Total	3,735,077	$6.32	2,025,000

(1)	The information in this chart is determined as of January 1, 2007.

(2)	The totals in this column reflect outstanding stock options, as the Company has not granted warrants or rights to employees.

(3)	The totals in this column pertain to the 2005 Così, Inc. Omnibus Long-Term Incentive Plan which was approved by shareholders and implemented in May 2005. There are no other long-term incentive plans applicable to employees in effect as of April 6, 2007.

Equity Incentive Plans

Così, Inc. 2005 Omnibus Long-Term Incentive Plan

A total of 3,700,000 shares of common stock have been reserved for issuance under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). As of April 6, 2007, a total of 1,829,000 restricted shares of the Company’s common stock have been issued under the Omnibus Plan. Of those shares that were issued, a total of 455,500 shares were forfeited due to termination of employment prior to the date the shares were fully vested and non-forfeitable. If any award under the Omnibus Plan is forfeited, settled in cash, expires, or is otherwise terminated without issuance of shares, such shares will again be available for awards under the plan. Any shares that are tendered by the participant or retained by the Company as full or partial payment to the Company for the purchase of an award or to satisfy tax withholding obligations in connection with an award will be available for awards under the Omnibus Plan. Upon payment of shares upon the exercise of a stock appreciation right, the number of shares available for issuance under the Omnibus Plan will be reduced by the number of actual shares issued in such payment. The Omnibus Plan provides for discretionary awards to the Company’s employees and directors of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, and any other stock award that may be payable in shares, cash, other securities, or any other form of property as may be determined by the Compensation Committee or such other committee comprised of independent directors of the Company.

All awards under the Omnibus Plan intended to constitute performance-based compensation shall comply with the requirements of Section 162(m) of the Internal Revenue Code and shall be made in accordance with Section 7 of the Omnibus Plan. The exercise price per share for a non-qualified stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of a share of common stock on the grant date.

Subject to the express provisions of the Omnibus Plan, the Compensation Committee of the Board of Directors has full discretion to administer and interpret the plan, including to determine the eligible persons to whom, and the time or times at which, awards will be granted; the types of awards to be granted; and, the number of shares to be covered by or used for reference purposes for each award.

Amended and Restated Così, Inc. Stock Incentive Plan

As of April 6, 2007, options to purchase approximately 3,497,486 shares of common stock are outstanding under the Amended and Restated Così, Inc. Stock Incentive Plan. The Omnibus Plan was adopted in May 2005 to replace the Amended and Restated Così, Inc. Stock Incentive Plan (the “CSI Plan”). Accordingly, no additional stock options may be granted under the CSI Plan. The exercise price per share for an incentive stock option could not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for a non-qualified stock option could not be less than 85% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock could not be less than 110% of the fair market value of a share of common stock on the grant date.

The Company may elect at any time to cancel any option granted under the CSI Plan and pay the holder of such option the excess of the fair market value of the shares subject to the option as of the date of such election to cancel over the exercise price set forth in the particular grant agreement.

In the event that an optionee’s employment is terminated by the Company, other than for cause, such optionee may exercise any exercisable options under the CSI Plan for a period of 90 days. In the event that an optionee’s employment is terminated by reason of death, such optionee’s exercisable options may be exercised under the CSI Plan for a period of six months.

1996 Così Sandwich Bar, Inc. Incentive Stock Option Plan

As of April 6, 2007, options to purchase approximately 237,591 shares of common stock are outstanding under the Così Sandwich Bar, Inc. Incentive Stock Option Plan (the “CSB Plan”). Shares subject to any unexercised options granted under the CSB Plan that have expired or terminated become available for issuance again under the plan. No stock options may be granted under the CSB Plan after October 1, 2001. The CSB Plan provided for discretionary grants of incentive stock options to certain key employees. The exercise price per share for an option could not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock could not be less than 110% of the fair market value of a share of common stock on the grant date. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under this CSB Plan and all of the Company’s other incentive stock option plans or those of its subsidiaries) exceeds $100,000, such incentive stock option shall be treated as options that are not incentive stock options. In the event that an optionee’s employment is terminated by the Company, other than for cause, such optionee may exercise any exercisable options under the plan for a period of 30 days. In the event that an optionee’s employment is terminated by reason of death, such optionee may exercise any exercisable options under the CSB Plan for a period of six months. In the event that an optionee’s employment is terminated by the Company for cause, all options held by such optionee are immediately cancelled and the Company may require such optionee to sell to it, at a sales price equal to the lesser of the exercise price and the fair market value of the underlying shares, all shares owned by the optionee that were acquired pursuant to this CSB Plan. The CSB Plan is administered and interpreted by the Board of Directors.

Employee Stock Purchase Plan

The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to purchase the Company’s shares through accumulated payroll deductions. The plan provides for the grant of stock options to eligible employees. If the plan is activated by the Compensation Committee, and subject to the terms and conditions of the plan, each employee will be eligible to participate in the plan commencing on the first day of the offering period (as described below) occurring on or after the date on which the employee has been employed by the Company for six months. The plan is administered by the Compensation Committee.

A total of 500,000 shares of common stock are authorized for issuance under the plan. If the plan is activated by the Compensation Committee, any eligible employee could elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. The employee could designate the amount of the payroll deduction in whole percentages, up to 10% of the employee’s compensation for each payroll period in an offering period. In no event would an employee be granted an option under the plan that would permit an employee to purchase shares of common stock under the plan, to the extent that, immediately after the grant, such employee (i) would own common stock and/or hold options to purchase common stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock, or (ii) has the right to purchase common stock during any calendar year having a fair market value in excess of $25,000. Options would be granted at two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year would be January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period would be July 1 and December 31, respectively. As of April 6, 2007, the plan has not been activated and no options have been granted under this plan. The price of stock purchased under the plan would be an amount equal to the lesser of 85% of the fair market value of the stock on the date of purchase or on the date of commencement of the applicable offering period.

TRANSACTIONS WITH RELATED PERSONS

No director, executive officer or stockholder who is known to the Company to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal 2006, or any currently proposed transaction, in which the Company or one of its subsidiaries is a party and the amount involved exceeds $120,000.

The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $50,000 in any fiscal year; (ii) the Company is a participant and (iii) any “related person” (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company’s General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee. The Audit Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement if he or she was a “named executive officer” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Company’s executive management team approved the above policy in April 2007. Although not previously set forth in a written policy, the Company has followed the above approval procedures when considering all related person transactions in the past.

INDEMNIFICATION

As required by our By-laws, we indemnify our directors and most of our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Così’s directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così’s common stock and other equity securities with the SEC and the NASDAQ Global Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2006, Così’s directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than late filing of Forms 3 and 4 by each of the following individuals: William D. Forrest (one Form 4, one transaction), Kevin Armstrong (four Form 4s, five transactions), Edward Backus (one Form 3, one Form 4, 1 transaction), Vicki Baue (three Form 4s, three transactions), Patrick Donnellan (three Form 4s, three transactions), William Forrest (one Form 4, one transaction), Becky Iliff (one Form 4, one transaction), William Koziel (three Form 4s, four transactions), Magdalena (Maggie) Martensen (two Form 4s, two transactions), Gilbert Melott (four Form 4s, five transactions), Michael O’Donnell (one Form 3), Paul Seidman (two Form 4s, three transactions), Vardon Capital Management, LLC (one Form 4, two transactions).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions. The current members of the Compensation Committee are Messrs. Cohen, and O’Donnell. None of the Compensation Committee members has served as an officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.	RATIFICATION OF AUDITORS

The Board of Directors has appointed the firm of BDO Seidman, LLP to be the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007, and recommends to stockholders that they vote for ratification of that appointment.

BDO Seidman, LLP has served in this capacity since August 11, 2004. A representative of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Così and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the independent registered public accounting firm.

Before making its recommendation to the Board of Directors for appointment of BDO Seidman, LLP, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm for the Company, which included a review of BDO Seidman, LLP’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO Seidman, LLP in these respects.

The Company is asking its stockholders to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO Seidman, LLP to stockholders for ratification because the Company values its stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If ratification is not obtained, the Audit Committee intends to continue the employment of BDO Seidman, LLP at least through the end of the 2007 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

INDEPENDENT AUDITORS

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered by BDO Seidman, LLP and Ernst & Young LLP in fiscal year 2006 and fiscal year 2005. Other than as set forth below, no professional services were rendered or fees billed by BDO Seidman, LLP and Ernst & Young LLP during fiscal year 2006 or fiscal year 2005.

	Fiscal Year 2006			Fiscal Year 2005
			FY			FY
	BDO	Ernst &	2006	BDO	Ernst &	2005
	Seidman, LLP	Young LLP	Total	Seidman, LLP	Young LLP	Total

Audit Fees(1)	$448,791	$28,000	$476,791	$433,481	$73,000	$506,481
Audit-Related Fees	10,000	—	10,000	10,000	—	10,000
Tax Fees(2)	44,877	—	44,877	42,250	—	42,250
All Other Fees	—	—	—	—	—	—

Total	$503,668	$28,000	$531,668	$485,731	$73,000	$558,731

(1)	Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, fees for issuance of comfort letters, consents, and assistance with and review of documents filed with the SEC, and for reimbursement of out-of-pocket expenses.

(2)	Tax fees consist of fees for services rendered to the Company for tax compliance.

Pre-Approved Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related, and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services, and other services.

Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Securities Exchange Act of 1934, as amended. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services.

Prior to engaging BDO Seidman, LLP and Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO Seidman, LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and, special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and, tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Così’s Annual Report, which incorporates its Form 10-K for the fiscal year ended January 1, 2007, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Così.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2008 Annual Meeting of Stockholders must submit such proposal to Così no later than December 18, 2007.

In addition, Così’s Amended and Restated By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2008 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Così’s Secretary not earlier than December 16, 2007, nor later than January 15, 2007. However, in the event that the 2008 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2007 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2008 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion.

By order of the Board of Directors,

William D. Forrest
Chairman

Dated: April 18, 2007.

EXHIBIT A

COSÌ, INC.
BOARD OF DIRECTOR CANDIDATE GUIDELINES

The Nominating/Corporate Governance Committee of Così, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

•	Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).

•	Candidates should be at least 21 years of age.

•	Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

•	Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

•	Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Candidates should have knowledge of the Corporation and issues affecting the Corporation.

•	Candidates should be committed to enhancing stockholder value.

•	Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

•	Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

•	Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

•	Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

•	Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

A-1

COSI, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14,2007 THlS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints William D. Forrest and Robert Menitt, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Cosi, Inc. (“Cosi”) to be held at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois, on May 14, 2007, at 3:00 p.m. local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Cosi shown on the other side of this card with all the powers the undersigned would possess if personally thereat. THE PROXY, WHEN PROPERLY EXECUTED, WlLL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THlS PROXY WlLL BE VOTED “FOR” THE ELECTION OF ALL OF THE NAMED NOMINEES AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF C O S ~ SOLICITING PROXIES FOR THE 2007 ANNUAL MEETING. All previous proxfes given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF COSI, INC. MAY 14, 2007 Please date sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: NOMINEES: Mark Demilio Creed L. Ford, III FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm. FOR AGAINST ABSTAIN OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please not that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duty authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.